Exhibit 99.2

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Joseph Hartswell as the true and lawful attorney and agent of the undersigned, with power to execute in the name, place and stead of the undersigned any statements, reports or filings with respect to the undersigned necessary or advisable in connection with any disclosure requirement promulgated under the federal or state securities laws of the United States or any other applicable regulatory body, including, without limitation, compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including, without limitation, any filings on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5 and any forms or statements required to be submitted in connection with any electronic filing), and any and all amendments to such statements, reports and filings, and any disclosure requirement promulgated under the securities laws or any similar laws or regulations of any jurisdiction whether inside or outside of the United States, and all amendments to such statements, reports and filings, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission or any other applicable regulatory body, said attorney and agent having full power and authority to do and perform in the name of and on behalf of any of the undersigned every act necessary to be done in the premises as fully and as effectually as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof.

In witness whereof, the undersigned has subscribed these presents as of July 6, 2020.

/s/ Steven B. Klinsky
Steven B. Klinsky